Exhibit 99.1

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Bimini Mortgage Management, Inc. Asset Information

Bimini Mortgage Management, Inc. - Asset Information

This Table Reflects All Transactions Not Yet Settled.  All Forward Transactions Settle In September.

Prices Used Are Company Estimates of Market Value as of 08/31/2004.  Compiled 09/23/04

Valuation

Asset Category	Estimated Market Value	As a Percent of Mortgage Assets	As a Percent of Mortgage Assets, Cash and P&I Receivable
Fixed Rate Mortgage Backed Securities	$483,506,102.39	32.16%	29.42%
CMO Floaters	$256,697,670.31	17.07%	15.62%
Adjustable Rate Mortgage Backed Securities	$575,459,172.19	38.28%	35.01%
Hybrid Adjustable Rate Mortgage Backed Securities	$131,881,938.10	8.77%	8.02%
Balloon Maturity Mortgage Backed Securities	$55,810,195.91	3.71%	3.40%
Total: Mortgage Assets	$1,503,355,078.91	100.00%

Cash (As of 09/21/04)	$111,677,001.00		6.79%
P&I Receivables (As of 09/23/2004)	$28,520,761.00		1.74%
Total: All Assets	$1,643,552,840.91		100.00%

Characteristics

Asset Category	Weighted Average Coupon	Weighted Average Lifetime Cap	Weighted Average Periodic Cap	Weighted Average Coupon Reset	Longest Maturity	Weighted Average Maturity
				(in Months)		(in Months)
Fixed Rate Mortgage Backed Securities	6.53%	n/a	n/a	n/a	1-Sep-34	300
CMO Floaters	2.20%	7.93%	None	0.45	25-May-34	329
Adjustable Rate Mortgage Backed Securities *	3.33%	10.20%	1.54%	5.43	1-Mar-42	342
Hybrid Adjustable Rate Mortgage Backed Securities	3.92%	10.23%	1.94%	25.58	1-Aug-34	353
Balloon Maturity Mortgage Backed Securities	3.79%	n/a	n/a	n/a	1-Feb-11	65
Total: Mortgage Assets	3.75%	—	—	—	1-Mar-42	317

* Note - 32.68% ($139.9 million) of The Adjustable Rate Mortgage Portfolio Have No Periodic Caps

Agency	Estimated Market Value	As a Percentage of Mortgage Assets
Fannie Mae	$991,426,078	65.95%
Freddie Mac	$384,575,544	25.58%
Ginnie Mae	$127,353,457	8.47%
Total Portfolio	$1,503,355,079	100.00%

Investment Company Act

Qualifying Assets	Estimated Market Value	As a Percentage of Mortgage Assets
Whole Pool	$1,130,452,167	75.20%
Non Whole Pool	$372,902,912	24.80%
Total Portfolio	$1,503,355,079	100.00%

UNAUDITED	[LOGO]

Portfolio Price and Duration

Weighted Average Purchase Price	103.25	% of par value
Weighted Average Estimated Market Value as of August 31, 2004	103.01	% of par value
Empirical Duration During Q2 - 2004 (1)	0.79
Modeled Effective Duration as of 09/16/04 (2)	1.25

(1) Empirical duration of 0.79 indicates that an interest rate increase of 1% would have resulted in a 0.79% decline in the value of the securities in our portfolio.

(2) Effective duration of 1.25 indicates that an interest rate increase of 1% would result in a 1.25% decline in the value of the securities in our portfolio.

Prepayment Speeds

On July 8, 2004, August 5, 2004 and September  8, 2004 Prepayment Speeds were reported for paydowns occurring in June, July and August 2004. The numbers below reflect those data.  Prepayment speeds reflect the rate of loan repayments measured using constant prepayment rates (CPRs).  For example, a CPR of 20.6 means that over one year, 20.6% of the principal amount of mortgages would be prepaid.

Asset Category	Weighted Average Prepayment Speeds (CPR’s released on 09/08/04)	Weighted Average Prepayment Speeds (CPR’s released on 08/05/04)	Weighted Average Prepayment Speeds (CPR’s released on 07/08/04)	Weighted Avg Three Month Prepayment Speed (as of 09/08/04)
Fixed Rate Mortgage Backed Securities	20.60	17.84	20.78	19.74
CMO Floaters	17.90	16.12	22.94	18.99
Adjustable Rate Mortgage Backed Securities	15.58	10.21	11.72	12.50
Hybrid Adjustable Rate Mortgage Backed Securities	23.83	21.86	14.15	19.95
Balloon Maturity Mortgage Backed Securities	17.54	16.52	5.81	13.29
Total: Mortgage Assets	18.39	14.93	16.54	16.62

Adjustable Rate Assets	Market Value as of 08/31/2004	% of Asset Class	% of Total Mortgage Assets
One Month Libor	5,546,512	0.96%	0.37%
Moving Treas Avg	21,954,018	3.82%	1.46%
Six Month LIBOR	197,371,150	34.30%	13.13%
Six Month CD Rate	4,522,927	0.79%	0.30%
One Year LIBOR	80,378,298	13.97%	5.35%
One Year CMT	261,700,866	45.48%	17.41%

Nat Mtge Contract Rate	3,985,400	0.69%	0.27%
Total ARM	575,459,172	100%	38.28%

CMO
Short Stable	43,354,005	16.89%	2.88%
Pass Through	42,704,526	16.64%	2.84%
Locked Out	170,639,139	66.47%	11.35%
Total CMO	256,697,670	100%	17.07%

Total ARM and CMO	832,156,843		55.35%

Hybrid ARMs
10 - 20 Months to First Reset	19,263,969	14.61%	1.28%
21 - 30 Months to First Reset	75,698,464	57.40%	5.04%
30 - 36 Months to First Reset	36,919,505	27.99%	2.46%

Total Hybrid	131,881,938	100%	8.77%

Balloons	Estimated Market Value as of 08/31/2004	% of Asset Class	% of Total Mortgage Assets
3.5 - 4.5 Years to Balloon Date	13,839,238	24.80%	0.92%
4.5 - 5.5 Years to Balloon Date	22,935,628	41.10%	1.53%
5.5 - 6.5 Years to Balloon Date	19,035,329	34.11%	1.27%
Total Balloon	55,810,196	100%	3.71%

Total Hybrid and Balloons	187,692,134		12.48%

Fixed Rate Assets	Estimated Market Value as of 08/31/2004	% of Asset Class	% of Total Mortgage Assets
15yr Low Balance (<$85,000)	79,472,876	58.61%	5.29%
15yr Moderate Balance ($85,000 - $110,000)	6,777,543	5.00%	0.45%
15yr Investor Properties	1,238,518	0.91%	0.08%
15yr Expanded Approval	2,329,925	1.72%	0.15%
15yr Alt A (non conforming to agency standards)	42,104,609	31.05%	2.80%
15yr Other	3,666,544	2.70%	0.24%
Total 15 Year	135,590,014	100%	9.02%

30yr Low Balance (<$85,000)	144,191,994	41.44%	9.59%
30yr Mod Balance ($85,000 - $110,000)	39,200,446	11.27%	2.61%
30yr Investor Properties	12,748,677	3.66%	0.85%
30yr Expanded Approval	75,433,400	21.68%	5.02%
30yr Alt A (non conforming to agency standards)	70,679,083	20.31%	4.70%
30yr Geo (specific states)	3,358,432	0.97%	0.22%
30yr Other	2,304,056	0.66%	0.15%
Total 30 Year	347,916,088	100%	23.14%

Total 15 Year and 30 Year	483,506,102		32.16%

Grand Total (All Mortgage Assets)	1,503,355,079		100.00%

The Value of ARMs In A Diversified Portfolio

ARM Portfolio Reset (Interest Rate Adjustment) Schedule as A Percent of
Bimini’s ARM and Hybrid Current Value as of 09/23/2004

[CHART]

Bimini Mortgage Management, Inc. Liability Information (09/23/2004)

		Wtd Avg	Longest
Counterparty	$ Outstanding	Maturity (days)	Maturity
Bear Stearns	58,043,000	37	15-Dec-04
Countrywide Secs	43,429,000	103	1-Jun-05
Daiwa Secs	70,160,000	21	20-Oct-04
Bank of America	183,608,000	60	31-Jan-05
Deutsche Bank	305,028,000	70	4-Feb-05
Nomura	189,189,000	136	23-Mar-05
JP Morgan Secs	4,086,000	265	15-Jun-05
Lehman Bros	—		0-Jan-00
UBS Securities	251,267,000	44	15-Dec-04
Goldman Sachs	56,150,000	1	24-Sep-04
Cantor Fitzgerald	33,845,000	51	15-Feb-05
Freddie Mac	224,613,000	97	15-Feb-05
Citigroup	4,421,000	28	21-Oct-04
Morgan Stanley	17,644,000	55	18-Nov-04
Total	$1,441,483,000

		Longest
Sector	Wtd Avg Maturity	Maturity
	(days)
Fixed Rate	68	15-Jun-05
Adjst Rate MBS	103	1-Jun-05
Hybrids Adj Rate	67	23-Mar-05
CMO Floating Rate	16	26-Oct-04
Baloon Maturity	46	19-Nov-04